EXHIBIT 10.21





                               OPERATING AGREEMENT



                                 by and between





                          FIRST AMERICAN RAILWAYS, INC.
                                       AND
                                 FUN TRAIN, INC.
                            2445 Hollywood Boulevard
                               Hollywood, FL 33020



                                       and



                      FLORIDA DEPARTMENT OF TRANSPORTATION
                          3400 W. Commercial Boulevard
                            Fort Lauderdale, FL 33309







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                                TABLE OF CONTENTS

                                                                            Page

1.      FFT/SCET CONSIST.......................................................2
2.      EQUIPMENT SPECIFICATIONS...............................................2
3.      SUBSTITUTION OF EQUIPMENT..............................................2
4.      UNAVAILABILITY OF EQUIPMENT............................................2
5.      ACCIDENTS OR EMERGENCIES...............................................2
6.      FDOT SERVICES..........................................................3
7.      DISPATCHING AND CONTROL................................................3
8.      LABOR PROTECTION.......................................................4
9.      EQUIPMENT..............................................................4
10.     EQUIPMENT INSPECTION, MAINTENANCE AND REPAIR...........................4
11.     FAR EMPLOYEES..........................................................4
12.     RESERVATIONS AND TICKET SALES..........................................5
13.     TAXES, PENALTIES, FINES AND CHARGES....................................5
14.     TERMS OF COMPENSATION..................................................5
15.     INDEMNIFICATION........................................................6
16.     WAIVER.................................................................6
17.     INSURANCE..............................................................7
18.     CERTIFICATION BY FAR...................................................7
19.     TERM OF AGREEMENT......................................................8
20.     COMPLIANCE WITH LAWS, REGULATIONS AND RULES............................8
21.     RELATIONSHIP OF PARTIES................................................9
22.     FORCE MAJEURE..........................................................9
23.     WAIVER AND MODIFICATION................................................9
24.     ASSIGNMENT RESTRICTED..................................................9
25.     NOTICES................................................................9
26.     GOVERNING LAW.........................................................10
27.     SEVERABILITY..........................................................10
28.     PREREQUISITE CONSENT..................................................10
29.     FURTHER AGREEMENTS....................................................10



                                    EXHIBITS

Exhibit No. 1         Proposed Schedule for the Florida Fun Train
Exhibit No. 2         Proposed Schedule for the Space Center Excursion Train


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                                    AGREEMENT


        THIS AGREEMENT dated Jan 6th, 1997, is entered into between FIRST AMERICAN RAILWAYS, INC., a corporation incorporated in the State of Nevada, and FUN TRAINS, INC., a corporation incorporated in the State of Florida (hereinafter referred to collectively as "FAR"),with offices at 2445 Hollywood Boulevard, Hollywood, FL 33020 and the STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION (hereinafter referred to as "FDOT"), an agency of the State of Florida which owns the South Florida Rail Corridor, with offices at 3400 W. Commercial Boulevard, Fort Lauderdale, FL 33309.

        FAR is desirous of obtaining the right to provide entertainment type rail passenger service over FDOT's rail lines and FAR is willing to compensate FDOT for such rights on a mutually agreed upon basis.

        FAR desires to operate rail passenger service over FDOT rail lines including sidings, passing track, and spur lines from the Mile Marker 1034 in Hialeah, FL to the northern most point of the South Florida Rail Corridor located approximately at Mile Marker 965 in West Palm Beach, FL (hereinafter referred to as the "FLORIDA FUN" and "SPACE COAST EXCURSION TRAINS"). For purposes of this Agreement, the Service operated by FAR will be referred to collectively as "FFT/SCET".

        Subject to the terms and conditions set forth herein, FDOT grants to FAR trackage rights on and over and continued access to and use of FDOT tracks required to provide FFT/SCET service from Mile Marker 1034 to the northern most point of the South Florida Rail Corridor located approximately at Mile Marker 965 (hereinafter referred to as "Route"). It is the intent of the parties that FAR shall have access to and use of the Hialeah Yard and the Broward Boulevard Station, or other station(s) agreed upon by the parties subject to the timely completion of the provisions of Paragraph 28, below. FAR, its agents, servants, employees, consultants and contractors, shall also have the right to enter upon the Route and operate equipment in accordance with the terms of this Agreement, and subject to the provisions of Section 11, below.

                                     GENERAL

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the parties do hereby mutually agree as follows:


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1. FFT/SCET CONSIST: FAR proposes to operate the FFT/SCET with the following equipment

(hereinafter referred to as "Consist"):

        a. Two leased diesel locomotives, with one unit positioned on each end of the train,

        b. Five full length dome passenger cars each with an 80-passenger capacity and food service facilities,

        c.     one bilevel adult cocktail lounge car with live entertainment,

        d.     one bilevel lounge car with entertainment,

        e. one bilevel space station video game car with virtual reality games,

        f. one bilevel education-oriented video game car with a gift shop, and

        g. one power and baggage car to provide electricity needed for operation of the train's facilities and storage space for passenger baggage.

2. EQUIPMENT SPECIFICATIONS: All locomotives and equipment utilized by FAR in connection with its operation of the FFT/SCET shall be designed and constructed in conformity with standards prescribed by the Federal Railroad Administration (hereinafter referred to as "FRA") and shall meet all requirements of FDOT and CSX for operation over the rail lines. FAR will equip all of its locomotives in service over FDOT's trackage with Automatic Train Control devices.

3. SUBSTITUTION OF EQUIPMENT: FAR reserves the right to substitute such other combination of locomotives, passenger and service cars as it deems necessary for the efficient operation of its business, provided the equipment meets the requirements of Section 2 of this Agreement and does not exceed the approved FFT/SCET Consist length.

4. UNAVAILABILITY OF EQUIPMENT: In the event locomotives or equipment utilized by FAR is temporarily out of service or unavailable for any reason, FAR may operate FFT/SCET without such equipment for such period of time as it is unavailable for service. However, FAR shall always operate with two locomotives unless it obtains prior FDOT approval.

5. ACCIDENTS OR EMERGENCIES: If an accident or emergency occurs while the FFT/SCET Train is in transit over the Route, FDOT or its designee will immediately notify FAR of the situation who will make its own arrangements for FFT/SCET to continue to its final destination in an expeditious manner to allow the

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use of the Route by other traffic. In the event of a breakdown or accident involving an FFT/SCET train, FAR will make whatever arrangements are necessary to move and/or remove its train to allow the use of the Route by other traffic.

                         SERVICES TO BE PROVIDED BY FDOT

6. FDOT SERVICES: FDOT or designee shall undertake reasonable actions reasonably necessary to insure the on time operation of the FFT/SCET Consist over the Route consistent with a schedule agreed to by FAR and FDOT and in conformity with the following terms:

        a. TRIPS: A "Trip" in the case of a FAR/FFT Train over FDOT's lines shall be a complete transit from approximately Mile Marker 1012.2 at Broward Station, approximately to Mile Marker 965 in the West Palm Beach, FL area regardless of direction. Incidental movements relating to a particular trip to maintain facilities or storage shall not be separately charged. The number of FFT/SCET Trips shall be in accordance with the schedule agreed upon between FAR and FDOT as set forth in Exhibits No. 1 and 2 to this Agreement. FAR may, by providing FDOT thirty (30) days' advance written notice, request additional trains be added. FDOT, has the sole discretion to consent to such additional trains.

        b. SCHEDULES: A proposed schedule for the FLORIDA FUN TRAIN is attached hereto as Exhibit No. 1 and the proposed schedule for the SPACE CENTER EXCURSION TRAIN is attached hereto as Exhibit No. 2. Requests for a change in FAR rail passenger service over the Route shall take into account Tri-County Commuter Rail Authority (hereinafter referred to as "TCRA") commuter service, National Railroad Passenger Corporation (hereinafter referred to as "Amtrak") intercity passenger service and CSX freight service as well as high speed rail operations. The operation of the FFT/SCET Consist over the Route shall be subordinate to the existing users. FDOT has the sole discretion to approve schedules and changes.

7. DISPATCHING AND CONTROL: The following terms and conditions will apply with regard to the dispatching and control of FFT/SCET Trains on the Route: the movement of FFT/SCET Consists over the Route shall be under the direction and control of CSX's dispatching headquarters in Jacksonville, FL. or FDOT's designee.

8. LABOR PROTECTION: FAR shall be responsible for labor protection payments or benefits in the event FDOT becomes obligated for such payments as a direct result of FAR's operations over FDOT rail lines.

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                              TO BE PROVIDED BY FAR

9. EQUIPMENT: It shall be the responsibility of FAR to provide the equipment specified in Section 1 of this Agreement at it its own expense in connection with its operation of FFT/SCET service over the Route.

10. EQUIPMENT INSPECTION, MAINTENANCE AND REPAIR: FAR shall be responsible for all mechanical repairs that may be required for safe and timely operations.

11. FAR EMPLOYEES: Except as otherwise provided herein, FAR or its designated representatives shall provide sufficient employees to perform the following duties required for the efficient operation of FFT/SCET Trains over the Route:

        a.     locomotive engineers;

        b.     conductors;

        c.     locomotive, inspection, repair and maintenance;

        d.     passenger coach repair, inspection and maintenance;

        e.     on-board mechanical repairs;

        f.     customer service;

        g.     ticketing and reservations;

        h.     baggage handling;

        i.     security.

        The employees who are designated by FAR to perform the services identified in this Section shall be employed under the control of by FAR, whether employed directly by FAR or provided by an independent contractor. FDOT shall be notified by FAR of all consultants or contractors who shall have access to the Route. All consultants or contractors having access to the Route shall have insurance coverages acceptable to FDOT. FAR employees, consultants or contractors will be required to meet all FDOT, FRA, CSX and regulatory agency requirements as to certification and qualifications, where applicable, before being allowed to perform service. FDOT shall have the right for cause to direct or to remove any FAR employees, consultants or contractors from the Route.

12. RESERVATIONS AND TICKET SALES: All reservations and sales of tickets for passage on FFT/SCET Trains shall be entirely FAR's responsibility.

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13. TAXES, PENALTIES, FINES AND CHARGES: FAR shall during the term of this
Agreement be responsible for the prompt payment of all taxes, permit fees, assessments, penalties or fines and similar charges assessed or levied by any government or governmental agency upon any interest in equipment or facilities owned or leased by FAR and used in connection with operating the FFT/SCET or incurred as a result of FAR activities on or use of the Route. This shall not include taxes, assessments and similar charges assessed or levied by any governmental agency on the tracks, bridges, buildings or appurtenances comprising the Route which are owned or leased by FDOT, nor shall this include any penalties, fines or permit fees for which FDOT is responsible.

14. TERMS OF COMPENSATION: Pursuant to the terms of this Agreement, and in consideration for permitting FAR's operation of FFT/SCET on the rail lines comprising the Route, FAR shall compensate FDOT at the rate of $500.00 per Trip for each one-way FFT/SCET trip generated by FFT/SCET over the Route (hereinafter referred to as the "Trip Rate"). The Trip Rate shall be increased by $50.00 per trip for each year this contract is in effect. For the second year of operation, the cost will increase to $550.00 per one way trip. Then in the third, forth and fifth years, the trip rate shall increase to $600.00, $650.00 and $700.00, respectively.

        The parties shall negotiate a separate agreement specifying the terms, conditions and compensation relative to FAR's use of Broward Station and Hialeah Yard.

        In the event FAR secures authorization from FDOT to operate special, nonscheduled promotional trains in addition to those regularly-scheduled trains reflected in Exhibit Nos. 1 and 2, as amended from time to time, FAR shall compensate FDOT at the rate of $4.00 per train mile traveled over the Route. FAR shall be limited to three (3) additional nonscheduled promotional trains prior to commencement of operations pursuant to this Agreement, although the parties may agree to operate more nonscheduled promotional trains after commencement of operations.

15. INDEMNIFICATION: FAR agrees to assume all risks of, and to indemnify FDOT, CSX and Amtrak against and save them harmless from all loss, cost, expense, reasonable attorneys' fees, claims, suits and judgements whatsoever incurred, made, instituted or sought to be enforced by any party or parties other than FAR incident to the operation of FFT/SCET service pursuant hereto, including, but not limited to,

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environmental claims, injury to, or death of, any person or persons, including employees of FAR and of FDOT, CSX or Amtrak, or any loss of, or damage to, property, including property of FDOT, CSX and Amtrak caused by, or in any way connected with, the operation of FAR's equipment or the performance of FAR's services, regardless of whether such injury, death, loss or damage results from any cause whatsoever or whether such injury, death, loss or damage results from the negligent acts or omissions of FDOT, CSX or Amtrak, their agents, servants or employees.

16. WAIVER: FAR waives any and all claims that it may have against FDOT for any loss, cost, expense, attorneys' fees, claims, suits or judgements whatsoever incurred by it incident to the operation of FFT/SCET service pursuant hereto, including, but not limited to, any such claims relating to injury to, or death of, any person or persons, including employees of FAR and FDOT, or any loss of, or damage to, property, including property of FAR, caused by, or in any way connected with, the operation of FAR's equipment or the performance of FAR's services, regardless of whether such injury, death, loss or damage results from any cause whatsoever or whether such injury, death, loss or damage results from the negligent acts or omissions of FDOT, its agents, servants or employees. It is understood and agreed, however, that by the foregoing provisions of this Section FAR neither waives any claim or claims that it may have, whether embodied in an arbitrators' award otherwise, based upon its right to have FDOT perform the terms and conditions of this Agreement on their part to be performed, nor does it waive any claim or claims that it may have for any conversion or other misappropriation by FDOT, whether temporary or otherwise, of any FAR Consist, locomotive or passenger coach.

17. INSURANCE: FAR shall procure and maintain at its expense no less than $125 Million in comprehensive general liability insurance coverage to protect FDOT and Tri-Rail under any and all conditions relating to its use of the Route and Corridor facilities. Said insurance coverage shall contain a maximum deductible not in excess of $100,000.00, unless modified by agreement of the parties. The terms and form of the policy, the carrier providing the coverage, the amounts of such coverage, and proof of the continuous availability of cash or security to cover the insurance policy deductible shall be subject to the prior approval of FDOT. FAR shall also procure and maintain, at its expense, insurance coverage for CSX and Amtrak in

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form and substance satisfactory to CSX and Amtrak. FAR shall afford the same limits of coverage afforded to others relating to its use of the route and Corridor Facilities.

        A Certificate of Insurance specifying such coverage and proof of the continuous availability of cash or security to cover the insurance policy deductible will be furnished to FDOT and kept in force at the cost and expense of FAR until such time as this Agreement is terminated, or FAR shall have been specifically released therefrom by a written instrument signed and sealed by an authorized officer of FDOT.

        The insurance coverage shall provide that the insurance company will give FDOT and FAR 30 days' advance written notice of any change in coverage under said liability policy together with certificate of such revised coverage, which shall be subject to FDOT's approval. The insurance shall also provide that the insurance company will give FDOT and FAR 30 days' written notice in advance of cancellation of such policy. All of these notices shall be stated on the Certificate of Insurance. FAR trains will not be permitted to operate on the Corridor should the insurance provided for in this Agreement lapse.

18. CERTIFICATION BY FAR: Each payment by FAR to FDOT shall be accompanied by a statement certified by and officer of FAR showing the calculation of Trip Rate Charges and other charges covered by the statement. FDOT shall have the right for a period of three years commencing with the date on which it is provided a certified statement to inspect FAR's books and records pertaining to such certified statements at its own expense upon reasonable notice to FAR. Such records shall be subject to inspection at FAR's headquarters during normal business hours, unless otherwise agreed to by the parties.

                                      OTHER

19. TERM OF AGREEMENT: This Agreement shall commence on the first day above written and shall continue, unless terminated sooner, until the end of the 5th year from the date FAR commences scheduled FFT/SCET service on the Route. FAR shall commence operations within 2 years from the date of this Agreement. At the conclusion of said 5-year term, FAR shall have the right to request an extension of this Agreement for an additional 5-year period which may be granted in FDOT's sole discretion upon 90 days' advance written notice to FDOT of FAR's intent to do so. This Agreement shall also terminate, unless the parties agree otherwise;

        a. if operation of the FFT does not commence within 2 years of the date of this Agreement;

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        b.     if FFT and SCET operations are suspended or cease to operate for more than ninety (90) days;

        c. If there are 10 independent suspensions of FFT and SCET operations within the term of the Agreement;

        d. if, subject to Paragraph 22, below, FFT and SCET operations are suspended for more than 6 consecutive months;

        e. if FDOT determines that FAR's FFT or SCET operations are in material violation of the terms of this Agreement, and FAR fails to cure any violation within forty-five (45) days of receiving written notice of the violation; or

        f. if the Route is deemed necessary for high speed rail and FDOT determines within its sole discretion that the Route cannot be shared with FAR, and FDOT provides 3-year written notice to FAR of the need for the Route.

        With regard to any suspensions in operations, FAR shall inform FDOT of the reasons for its suspension of Service and when operations are expected to resume.

20. COMPLIANCE WITH LAWS, REGULATIONS AND RULES: FAR and FDOT shall comply with all applicable laws and state and federal regulations, CSX Operating Rules, general orders and timetables in the dispatching, operation, maintenance, inspection and testing related to the operation of FFT/SCET Trains over the Route. Where compliance with the foregoing requires FAR to obtain any regulatory approval for the operation of FFT/SCET or the changing of any equipment, fixture, or appliance on any FAR equipment, thereby necessitating the expenditure of funds, such compliance shall be accomplished at FAR's expense.
20. RELATIONSHIP OF PARTIES: Under the terms of this Agreement, the relationship of FDOT to FAR is that of a licensor. This Agreement shall not be deemed to create a joint venture or partnership between FAR and FDOT.

21. FORCE MAJEURE: Each party shall be excused from the performance of any of its obligations hereunder to the other party where such nonperformance is occasioned by any event beyond its control, which shall include without limitations, any order, rule or regulations of any federal, state, or local governmental body, agency, or instrumentality, work stoppage, accident, natural disaster, or civil disorder,

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provided the party so excused hereunder shall use all reasonable efforts to minimize its nonperformance and to overcome, remedy, cure, or remove such event as soon as reasonably practicable. Nonperformance shall be excused only to the extent that, and for so long as, in any given case the force or circumstance making performance impossible shall exist. However, in no event shall this Agreement be extended beyond its Term as defined in Paragraph 19, above.

22. WAIVER AND MODIFICATION: The waiver by any party hereto of a breach of any provision hereof shall not be construed to operate as a waiver of any subsequent breach of the same, or any other provision of this Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and said parties have not made any agreements relating to such subject matter which are not set forth herein. No modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

23. ASSIGNMENT RESTRICTED: Neither this Agreement, nor any right thereunder, may be assigned by FAR without the written consent of FDOT. FDOT may, in its sole discretion, withhold its consent to assignment of this Agreement.

24. NOTICES: All notices, demands, requests, and other communications under this Agreement shall be deemed properly served if delivered by hand (personally, by courier service such as Federal Express, or by other messenger) to the party to whose attention it is directed, or same shall be deemed to have been properly served and delivered when deposited in the United States Mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

     If intended for FAR:              First American Railways,Inc. and
                                       Fun Train, Inc.
                                       2445 Hollywood Boulevard
                                       Hollywood, FL 33020

     If intended for FDOT:             District Secretary
                                       Florida Department of Transportation
                                       3400 W. Commercial Boulevard
                                       Fort Lauderdale, FL 33309

     Copy to: Florida Department of Transportation Manager, South Florida Rail Corridor 3400 W. Commercial Boulevard
                                       Fort Lauderdale, FL 33309

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        Each party may designate by notice in writing substitute parties and/or a new address to which any notice, demand request or communication shall thereafter be served. Each party shall designate by written notice its representative for operations matters under this Agreement. With respect to discussions with such representative on matters of operations under this Agreement, each party shall be entitled to rely on the responses and decisions made by the other party's representative so designated.

25. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

26. SEVERABILITY: Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law to the fullest extent possible. If any provision contained herein shall for any reason be held invalid, illegal or unenforceable in any respect, then, in order to effect the purposes of this Agreement, it shall be construed as if such provision had never been contained herein.

27. PREREQUISITE CONSENT: As a condition precedent to the commencement of FFT/SCET service under this Agreement, FAR shall provide FDOT with copies of TCRA's, CSX's and Amtrak's written consent to FAR's planned operation of passenger trains over the Route.

28. FURTHER AGREEMENTS: FDOT and FAR shall use their best efforts to expeditiously enter into such other and further agreements with terms and conditions agreeable to both parties as may be necessary to implement this Agreement, including, but not limited to, agreements concerning the use of stations along the Route, the Hialeah Yard and parking.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.



FLORIDA DEPARTMENT OF                       FIRST AMERICAN RAILWAYS, INC.
TRANSPORTATION


By: /s/ RICK CHESSER                        By: /s/ THOMAS E. BLAYNEY
   ------------------------                     --------------------------
Printed Name: Rick Chesser                  Printed Name: Thomas E. Blayney
Title: District Secretary                   Title:  Vice President Operations

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                                            FUN TRAIN, INC,


                                            By:  /s/ WILLIAM T. NANOVSKY
                                                -----------------------------
                                            Printed Name: William T. Nanovsky
                                            Title: Vice President



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EXHIBIT NO. 1


                                PROPOSED SCHEDULE
                                       FOR
                                FLORIDA FUN TRAIN

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                      Monday through Thursday:

                      Depart -      Miami/Fort Lauderdale
                      Arrive -      Orlando Int'l. Airport

                      Depart -      Orlando Int'l. Airport
                      Arrive -      Miami/Fort Lauderdale

                      FRIDAY:

                      Depart -      Miami/Fort Lauderdale
                      Arrive -      Orlando Int'l. Airport

                      Depart -      Orlando Int'l Airport
                      Arrive -      Miami/Fort Lauderdale

                      Depart -      Miami/Fort Lauderdale
                      Arrive -      Orlando Int'l. Airport

                      SATURDAY:

                      Depart -      Orlando Int'l. Airport
                      Arrive -      Miami/Fort Lauderdale

                      Depart -      Miami/Fort Lauderdale
                      Arrive -      Orlando Int'l. Airport

                      SUNDAY:

                      Depart -      Orlando Int'l. Airport
                      Arrive -      Miami/Fort Lauderdale

                      Depart -      Miami/Fort Lauderdale
                      Arrive -      Orlando Int'. Airport

                      Depart -      Orlando Int'l. Airport
                      Arrive -      Miami/Fort Lauderdale



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EXHIBIT NO. 2


                                PROPOSED SCHEDULE
                                       FOR
                           SPACE COAST EXCURSION TRAIN

-------------------------------------------------------------------------------


                      DAILY SERVICE:

                      Depart -      Miami/Fort Lauderdale
                      Arrive -      Space Coast Center

                      Depart -      Space Coast Center
                      Arrive -      Miami/Fort Lauderdale












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